UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2007

INFOTEC BUSINESS SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-90618

(Commission File Number)

98-0358149

(IRS Employer Identification No.)

230-1122 Mainland Street, Vancouver, BC V6B 2X4

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (604) 682-1442

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective June 8, 2007, we changed our name from “Infotec Business Systems, Inc.” to “Wavelit, Inc.”. We changed the name of our company to better reflect the direction and business of our company.

In addition, effective June 8, 2007 we have effected a 30 for one consolidation of our authorized and issued and outstanding common stock. As a result, our authorized capital has decreased from 750,000,000 common shares with a par value of $0.001 to 25,000,000 common shares with a par value of $0.001. Our issued and outstanding share capital has decreased from 161,493,721 shares of common stock to 5,383,124 shares of common stock.

Subsequent to the consolidation, we have received shareholder approval to increase our authorized capital to 250,000,000 common shares with a par value of $0.001 and 375,000,000 preferred shares with a par value of $0.001.

Item 7.01	Regulation FD Disclosure

The name change and consolidation became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on June 13, 2007 under the new stock symbol “WAVL”. Our new CUSIP number is 943557 108.

Item 9.01	Financial Statements and Exhibits
3.01	Certificate of Amendment filed with the Nevada Secretary of State on May 30, 2007 to be effective on June 8, 2007
3.02	Certificate of Change filed with the Nevada Secretary of State on May 30, 2007 to be effective on June 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOTEC BUSINESS SYSTEMS, INC.

/s/ Arthur Griffiths

Arthur Griffiths

President, CEO and director

Date: June 12, 2007